UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 6, 2017, the Board of Directors of Spirit Airlines, Inc. (the "Company") elected Brian J. McMenamy as Vice President and Controller, and appointed him Principal Accounting Officer.

Prior to joining the Company, from 2014 to 2017, Mr. McMenamy, age 58, served as Vice President, Finance of American Airlines. From 2006 to 2014, he served as Vice President and Controller also at American Airlines. Since 1984, Mr. McMenamy worked in various other finance and accounting positions at American Airlines.

Mr. McMenamy has no family relationships with any director or executive officer of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. McMenamy has not entered into any material plan, contract or arrangement nor received any new equity-based awards in connection with his designation as Principal Accounting Officer.

Item 7.01     Regulation FD

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report. On November 8, 2017, the Company issued a press release announcing Mr. McMenamy's appointment as Vice President and Controller, a copy of which report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.         Description

99.1	Press Release Regarding Spirit Airlines Appointment of Brian McMenamy as Vice President and Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2017

SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.         Description

99.1	Press Release Regarding Spirit Airlines Appointment of Brian McMenamy as Vice President and Controller